Exhibit 10.2

AMENDMENT NO. 1 TO THE ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of December 23, 2010.

BETWEEN:	COMAMTECH INC., a corporation incorporated under the laws of the Province of Ontario;

(hereinafter, “Comamtech”)

AND:	DECISIONPOINT SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware;

(hereinafter, the “Corporation”)

AND:	2259736 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario;
(hereinafter, the “MergerCo”)

WHEREAS the parties hereto executed an arrangement agreement made as of October 20, 2010 (the “Agreement”);

WHEREAS the parties wish to amend such Agreement in accordance with the terms hereof;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree hereto as follows:

1.	Section 1.1 (Definitions) is amended as follows:

The definition of “Dissent Rights” is hereby deleted and replaced with the following:

““Dissent Rights” means the dissent rights exercised pursuant to the Comamtech Continuance Resolution.”

The definition of “Outside Date” is hereby deleted and replaced with the following:

““Outside Date” means March 31, 2011.”

2.	Section 2.3 (Implementation Steps by Comamtech and MergerCo)

Section 2.3 is hereby amended by deleting Section 2.3.1 in its entirety and replacing same by the following:

“2.3.1
subject to the terms of this Agreement, as soon as reasonably practicable following the execution of this Agreement, but no later than January 31, 2011, apply in a manner reasonably acceptable to the Corporation under Section 182 of the OBCA for the Interim Order.”

3.	Section 2.5 (Interim Order)

Paragraph 2.5.4 is hereby deleted in its entirety.

4.	Section 2.7 (Circular)

Section 2.7 is hereby amended by deleting the words “but in any event within 20 Business Days thereof” and by deleting the words “but in any event within 37 Business Days thereof” whenever they appear in said section.

5.	Section 2.8 (Preparation of Filings)

Paragraph 2.8.10 is amended by deleting the words “Arrangement Resolution” whenever they appear in said paragraph and replacing same with “Comamtech Continuance Resolution”.

6.	Section 2.10 (Exchange and Cancellation of Shares and Preferred Shares)

“Upon the Amalgamation on the Effective Date:

2.10.1              The Corporation Common Shares outstanding immediately prior to the Effective Date shall be exchanged for fully paid and non-assessable Comamtech Shares, to be adjusted for any stock splits and based on an exchange ratio of eight (8) Corporation Common Shares for each Comamtech Share.  No fractional Comamtech Shares will be issued in connection with the Amalgamation.  The parties shall determine the final number and make all required adjustments resulting from said determination to the Plan of Arrangement prior to the filing of the Circular with the Court for the Interim Order;

2.10.2              The 1,355 Corporation Preferred Shares outstanding immediately prior to the Effective Date shall be exchanged for 362,500 fully paid and non-assessable Comamtech Convertible Preferred Shares exchangeable into 362,500 Comamtech Shares, to be adjusted for any stock splits.  No fractional Comamtech Convertible Preferred Shares will be issued in connection with the Amalgamation;

2.10.3              Each common share of MergerCo outstanding immediately prior to the Effective Date shall be converted into one fully paid and non-assessable common share in the share capital of the Amalgamated Corporation.”

7.	Section 6.2 (Additional Conditions Precedent to the Obligations of Comamtech and MergerCo)

Section 6.2 is amended as follows:

Paragraph 6.2.7 is deleted in its entirety and the remaining paragraph are renumbered accordingly.

An additional paragraph 6.2.14 is added thereto, which reads as follows:

“6.2.14	ModelCom Inc. shall have issued a supplementary Comamtech Fairness Opinion satisfactory to the Comamtech Board.”

8.	Section 7.3 (Agreement as to Damages)

Section 7.3 is amended by adding the following words at the end of paragraph 7.3.1:

“Notwithstanding anything contained in Section 7.3, the Termination Fee shall not be payable by Comamtech to the Corporation in the event that any of the events described in paragraph 7.3.1 arises from the fact that Comamtech did not receive from ModelCom Inc. a supplementary Comamtech Fairness Opinion which was satisfactory to the Comamtech Board and for further clarity, the foregoing shall not constitute a Corporation Damages Event.”

9.	Section 8.2 (Termination)

Section 8.2 is hereby amended by adding the following words at the end of paragraph 8.2.1(c):

“or by Comamtech upon the occurrence of the Comamtech Damages Event provided in Section 7.3.2;”

Section 8.2 is further amended by deleting the word “and” in paragraph 8.2.1(d) thereof and by adding the word “and” at the end of paragraph 8.2.1(e) and by adding the following paragraph 8.2.1(f) as follows:

“(f)	by Comamtech in the event that the supplementary Comamtech Fairness Opinion is not satisfactory to the Comamtech Board.”

Section 8.2 is further amended by adding the following words to the end of paragraph 8.2.2 (Effect of Termination):

“Notwithstanding the foregoing and for further clarity, in the event that Comamtech terminates this Agreement as a result of the Comamtech Board’s receipt of a supplementary Comamtech Fairness Opinion not satisfactory to the Comamtech Board, the Corporation shall pay to Comamtech, immediately upon written request by Comamtech, an amount of $50,000.”

10.              Effect on Agreement.  Subject to the amendments provided herein, all of the terms and conditions of the Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or constitute a waiver of any provision of the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder and this Amendment and the Agreement shall be construed as one and the same document.

11.              Severability.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

12.              Counterparts/Execution.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

13.              Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request (including amendments to the Plan of Arrangement resulting from the amendments contained herein) in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

14.              Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Amendment shall delivered in accordance with the terms of the Agreement.

15.              Entire Agreement; Amendments.  All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement.  The Agreement and this Amendment constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Consultant and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

16.              The parties have agreed that this Amendment is drafted in the English language at the request of the parties.  Les parties aux présentes déclarent qu’elles ont expressément exigé que la présente convention soit rédigée en anglais.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date written above by their respective officers thereunto duly authorized.

COMAMTECH INC.

Per:	(signed) Marc Ferland

DECISIONPOINT SYSTEMS, INC.

Per:	(signed) Nicholas R. Toms

2259736 ONTARIO INC

Per:	(signed) Marc Ferland